Exhibit 99.2

As reflected in our earnings release, there are a number of items that impact the comparability of our results with those in the trailing quarter and prior quarter of last year. The discussion of our results may exclude these items to give you a better sense of our operating results.  As always, the operating information we provide to you should be used as a complement to GAAP numbers.  For a complete reconciliation between our GAAP and non-GAAP results, please refer to our earnings release and the earnings reconciliation found at the end of this document.The following reported and adjusted information included in this CFO commentary is unaudited and should be read in conjunction with the company’s Form 10-Q for the quarterly period ended October 1, 2016 and the Annual Report on Form 10-K as filed with the Securities and Exchange Commission. Third-quarter 2016 earnings per share of $1.28 grew 12% Y/Y; non-GAAP earnings per share of $1.56 grew 11% Y/Y. 2016 Third-Quarter

Third-Quarter Summary We executed well in the third quarter of 2016 posting record third-quarter sales, gross profit, non-GAAP operating income, and non-GAAP earnings per share.  Sales and non-GAAP earnings per share were toward the higher ends of our expectations.  Both business segments delivered sales and profit growth.Our third-quarter 2016 global component sales grew 6 percent year over year and global components achieved record third-quarter sales and gross profit.  Our growth was led by Asia where sales grew 16 percent year over year.  Europe again delivered sales growth this quarter; up 2 percent year over year, the 14th straight quarter of year-over-year growth.  Our Americas business was flat year over year.  We experienced growing demand from our core small-to-medium-sized manufacturing customers in all three regions. Global components operating income increased 6 percent year over year.In the third quarter, enterprise computing solutions achieved record third-quarter sales, gross profit, operating income, and operating margin.  Enterprise computing solutions sales grew 1 percent year over year.  Software sales were again strong, led by infrastructure including security and analytics.  Enterprise computing solutions operating income increased 13 percent year over year. We delivered record third-quarter sales, gross profit, non-GAAP operating income, and non-GAAP earnings per share. Investor.arrow.com 2

Third-quarter sales were $5.94 billion Sales increased 4% year over year and declined 1% quarter over quarter Sales increased 3% year over year adjusted for the impact of acquisitions and changes in foreign currencies Consolidated gross profit margin was 13.0% Gross profit margin was flat year over year Gross profit margin decreased 40 basis points quarter over quarter due principally to a higher contribution from Asia components Operating income was $199 million Increased 7% year over year Increased 6% year over year adjusted for the impact of acquisitions and changes in foreign currencies P&L Highlights* Q3 2016 Y/Y Change Y/Y Change Adjusted for Sales $5,936 +4% +3% -1% Gross Profit Margin 13.0% flat-10bps-40bps Operating $199Income +7% +6% -11% Operating Margin 3.3% +10bps +10bps -40bps Non-GAAP Operating Income $237+9% +7% -7% Non-GAAP Operating Margin 4.0% +20bps +10bps -30bps Net Income $118 +8% +7% -12% Diluted EPS $1.28 +12% +11% -12% Non-GAAP Net Income $143 +7% +6% -6% Non-GAAP Diluted EPS $1.56 +11% +10% -6% Q/Q Change Acquisitions & Currency Operating expenses as a percentage of sales were 9.3%, down 20 basis points year over year 3

Non-GAAP operating income was $237 millionm Increased 9% year over year Increased 7% year over year adjusted for the impact of acquisitions and changes in foreign currencies Non-GAAP operating expenses as a percentage of sales were 9.0%, down 20 basis points year over year Effective tax rate for the quarter was 27.6% Non-GAAP effective tax rate was 28.5% Net income was $118 million Increased 8% year over year Increased 7% year over year adjusted for the impact of acquisitions and changes in foreign currencies Earnings per share were $1.28 on a diluted basis Increased 12% year over year Increased 11% year over year adjusted for the impact of acquisitions and changes in foreign currencies Non-GAAP net income was $143 million Increased 7% year over year Increased 6% year over year adjusted for the impact of acquisitions and changes in foreign currencies Non-GAAP earnings per share were $1.56 on a diluted basis Increased 11% year over year Increased 10% year over year adjusted for the impact of acquisitions and changes in foreign currencies A reconciliation of non-GAAP adjusted financial measures, including sales, as adjusted, operating income, as adjusted, net income attributable to shareholders, as adjusted, and net income per share, as adjusted, to GAAP financial measures is presented in the reconciliation tables included herein. 4

Sales increased 6% year over year Leading indicators, including lead times and cancellation rates, are in-line with historical norms Book-to-bill was 1.04, up from 1.00 in the third quarter of 2015 Gross profit dollars increased 4% year over year Gross margin decreased 30 basis points year over year The decline was principally attributable to a higher relative contribution from the Asia region Operating margin of 4.5% was flat year over year Non-GAAP operating margin of 4.7% was flat year over year Return on working capital increased 50 basis points year over year Global components posted record third-quarter sales and gross profit. 5

Sales were flat year over year Growth in from core small-to-medium sized customers was offset by declines at large, supply-chain oriented customers Growth in the lighting and transportation verticals year over year Americas components sales were flat year over year. 6

Sales increased 2% year over year Robust growth in the lighting vertical year over year Growth in the aerospace & defense and transportation verticals year over year Europe components sales increased 2% year over year. 7

Sales increased 16% year over year Strong growth from core SMB customers in the region Strong growth in the transportation, industrial power, and wireless verticals year over year Growth in the lighting vertical year over year Asia components sales increased 16% year over year. 8

Sales increased 1% year over year Sales decreased 1% year over year adjusted for acquisitions and changes in foreign currencies Gross profit dollars increased 5% year over year Gross margins increased 40 basis points year over year Operating margin of 4.7% was up 50 basis points year over year Operating income increased 14% year over year Non-GAAP operating margin of 5.0% was up 50 basis points year over year Non-GAAP operating income increased 13% year over year Return on working capital continues to excel, increasing year over year for the 12th consecutive quarter Enterprise computing solutions posted record third-quarter sales, gross profit, operating income, and operating margin. 9

Sales increased 6% year over year Sales increased 1% year over year adjusted for acquisitions and changes in foreign currencies Operating income grew year over year adjusted for acquisitions and changes in foreign currencies Growth in infrastructure software across the portfolio including, analytics, security, and virtualization, adjusted for acquisitions and changes in foreign currencies ECS Americas posted record third-quarter sales, gross profit, operating income, and operating margin. 10

Sales decreased 6% year over year adjusted for changes in foreign currencies Sales decreased 10% year over year as reported Operating income grew year over year Growth in proprietary servers and services ECS Europe posted record third-quarter operating income and operating margin. 11

Cash Flow from Operations Cash flow from operating activities was $24 million in the quarter and was $680 million on a trailing 12-month basis. Working Capital Working capital to sales was 15.9% in the quarter, down 30 basis points year over year.  Return on working capital was 25.1% in the quarter, up 150 basis points year over year. Return on Invested Capital Return on invested capital was 9.8% in the quarter, up 30 basis points year over year. Share Buyback We repurchased approximately $117 million of our stock. Total cash returned to shareholders over the last 12 months of approximately $300 million. Debt and Liquidity12

We are expecting the average USD-to-Euro exchange rate for the fourth quarter to be €1.11 to $1.  Assuming exchange rates remain unchanged for the remainder of the quarter, we do not expect changes in foreign currencies to have meaningful impacts on consolidated growth rates when compared to the fourth quarter of 2015.13

Risk Factors The discussion of the company’s business and operations should be read together with the risk factors contained in Item 1A of its 2015 Annual Report on Form 10-K, filed with the Securities and Exchange Commission, which describe various risks and uncertainties to which the company is or may become subject.  If any of the described events occur, the company’s business, results of operations, financial condition, liquidity, or access to the capital markets could be materially adversely affected. Information Relating to Forward-Looking Statements This press release includes forward-looking statements that are subject to numerous assumptions, risks, and uncertainties, which could cause actual results or facts to differ materially from such statements for a variety of reasons, including, but not limited to: industry conditions, company’s implementation of its new enterprise resource planning system, changes in product supply, pricing and customer demand, competition, other vagaries in the global components and global enterprise computing solutions markets, changes in relationships with key suppliers, increased profit margin pressure, effects of additional actions taken to become more efficient or lower costs, risks related to the integration of acquired businesses, changes in legal and regulatory matters, and the company’s ability to generate additional cash flow.  Forward-looking statements are those statements which are not statements of historical fact. These forward-looking statements can be identified by forward-looking words such as “expects,” “anticipates,” “intends,” “plans,” “may,” “will,” “believes,” “seeks,” “estimates,” and similar expressions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made.  The company undertakes no obligation to update publicly or revise any of the forward-looking statements. For a further discussion of factors to consider in connection with these forward-looking statements, investors should refer to Item 1A Risk Factors of the company’s Annual Report on Form 10-K for the year ended December 31, 2015. 14

In addition to disclosing financial results that are determined in accordance with accounting principles generally accepted in the United States (“GAAP”), the company also provides certain non-GAAP financial information relating to sales, operating income, net income attributable to shareholders, and net income per basic and diluted share. The company provides sales on a non-GAAP basis adjusted for the impact of changes in foreign currencies and the impact of acquisitions by adjusting the company’s operating results for businesses acquired, including the amortization expense related to acquired intangible assets, as if the acquisitions had occurred at the beginning of the earliest period presented (referred to as “impact of acquisitions”). Operating income, net income attributable to shareholders, and net income per basic and diluted share are adjusted for certain charges, credits, gains, and losses that the company believes impact the comparability of its results of operations.  These charges, credits, gains, and losses arise out of the company’s efficiency enhancement initiatives, acquisitions (including intangible assets amortization expense), loss on prepayment of debt, and (gain)/loss on investments. A reconciliation of the company’s non-GAAP financial information to GAAP is set forth in the tables below. The company believes that such non-GAAP financial information is useful to investors to assist in assessing and understanding the company’s operating performance and underlying trends in the company’s business because management considers these items referred to above to be outside the company’s core operating results. This non-GAAP financial information is among the primary indicators management uses as a basis for evaluating the company’s financial and operating performance.  In addition, the company’s Board of Directors may use this non-GAAP financial information in evaluating management performance and setting management compensation. The company believes that such non-GAAP financial information is useful to investors to assist in assessing and understanding the company’s operating performance.The presentation of this additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for, or alternative to, operating income, net income attributable to shareholders and net income per basic and diluted share determined in accordance with GAAP. Analysis of results and outlook on a non-GAAP basis should be used as a complement to, and in conjunction with, data presented in accordance with GAAP. 15